EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports dated February 24, 2000 included or incorporated by reference in Texaco Inc.'s Form 10-K for the year ended December 31, 1999, into the following previously filed Registration Statements:

                1.  Form S-3              File Number 33-31148
                2.  Form S-8              File Number 2-67125
                3.  Form S-8              File Number 2-76755
                4.  Form S-8              File Number 2-90255
                5.  Form S-8              File Number 33-34043
                6.  Form S-3              File Number 33-50553 and 33-50553-01
                7.  Form S-8              File Number 333-11019
                8.  Form S-3              File Number 333-82893 and 333-82893-01
                9.  Form S-8              File Number 333-73329







                                                             Arthur Andersen LLP





New York, N.Y.
March 24, 2000